**UNITED STATES**
**SECURITIES AND EXCHANGE COMMISSION**
**Washington, D.C. 20549**

# FORM 8-K

**CURRENT REPORT**
**Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934**

Date of Report (Date of earliest event reported): June 16, 2008

**KRANTI RESOURCES, INC.**
(Exact name of registrant as specified in its charter)

| Nevada | 333-142096 | 98-0513655 |
|---|---|---|
| (State of Incorporation) | (Commission File No.) | (Tax ID No.) |

103-8138 120th Street
Surrey, B.C.
(Address of principal executive offices)

Registrant's Telephone Number, including area code: (604) 716-2274

________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below).

[ ] Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c)).

**Section 5- Corporate Governance and Management**

**Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers**

Karnpal Grewal has served as secretary, treasurer and director since inception. Mr. Grewal died on June 16, 2008.

On June 17, 2008, the Board of Directors appointed Ben Gill as secretary and treasurer.

Ben Gill has been our President, Principal Financial Officer, Principal Executive Officer, Principal Accounting Officer and a Member of the Board of Directors since inception. Mr. Gill graduated from the Duchess Park Senior Secondary; Prince George BC, in June 1988 with a Diploma. Mr. Gill also attended Kwantlen University College, Surrey BC in 1991. Mr. Gill spent several years from 1997 - 2000 working in financial institutions as Financial Service Officer and mortgage consultant for Vancity Savings Credit Union, 2000 - 2002, Canadian Imperial Bank of Commerce, and was assistant manager at Citi Financial, 2002 - 2003. In 2002, Mr. Gill obtained his Mutual Funds certificate and CSC certificate from Canadian Securities. Mr. Gill owned and was the President of a target marketing company in 1992 (Indo Canadian Business Pages Ltd.) and sold it in 1997. Currently Mr. Gill owns a Foreign Exchange company; Canam Currency Exchange Ltd (title: President). Mr. Gill is also the President of BTS Construction Ltd.

There are no family relationships between any director, executive officer, or person nominated or chosen to become a director or executive officer. Following is a brief description of Mr. Gill's professional experience.

**SIGNATURES**

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ben Gill, President